UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)		22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 17, 2015, WidePoint Corporation (the “Company”) held an annual meeting of its stockholders to vote on the following proposals:

Proposal One: The board of directors nominated four nominees to stand for election at the annual meeting and the nominees were each elected by a plurality of votes cast by shares entitled to vote at the meeting. In accordance with the voting results listed below, James Ritter, Otto Guenther and George Norwood were each elected until the annual meeting of stockholders in the year 2018 and Paul Johnson was elected until the annual meeting of stockholders in the year 2016 and, in each instance, until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
James Ritter	19,836,207	11,993,674	29,354,002
Otto Guenther	19,483,933	12,345,948	29,354,002
George Norwood	19,835,177	11,994,704	29,354,002
Paul Johnson	29,329,969	2,499,912	29,354,002

Proposal Two: The board of directors selected the accounting firm of Moss Adams LLP as independent accountants for the Company for the fiscal year ending December 31, 2015. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the annual meeting. Therefore, in accordance with the voting results listed below, the appointment of Moss Adams LLP was ratified by the stockholders to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2015.

For	Against	Abstain
46,938,003	13,344,901	900,979

Item 7.01 Regulation FD Disclosure.

On December 18, 2015, the Company made available the remarks from the Company’s annual meeting of stockholders, which are furnished as Exhibit 99.1 herewith and incorporated herein by reference.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 99.1 Remarks from WidePoint Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: December 18, 2015	James T. McCubbin
Executive Vice President and Chief Financial Officer